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                                                                    Exhibit 10.1


                                 LEASE AGREEMENT


         This Lease Agreement is made and entered into this 20th day of June, 1996, by and between Henney and Cooper, Inc., an Ohio corporation of Marion, Ohio, hereinafter called Lessor, and The Marion Bank, an Ohio corporation of Marion, Ohio, hereinafter called Lessee.

         WHEREAS, Lessor owns certain vacant land located on Richland Road in Marion, Ohio on which it is willing to cause the construction of a building to suit Lessee's needs; and

         WHEREAS, Lessee is engaged in general banking business in Marion, Ohio and the surrounding counties and wishes to enter into a long term lease for the land owned and the building to be built by Lessor and located on Richland Road, and

         WHEREAS, the parties desire to enter into a long term lease on the terms and conditions hereinafter provided,

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Lessor does hereby demise and lease to Lessee and Lessee does hereby lease from Lessor the premises situated on Richland Road in Marion, Marion County, Ohio and more particularly described in Exhibit A attached hereto and hereinafter called the "Leased Premises."


                       ARTICLE 1. CONSTRUCTION OF BUILDING

         1.01. Lessor agrees to cause to be constructed a building on the Leased Premises substantially in accordance with a set of construction drawings prepared by the architectural firm of Jester, Jones, Schifer and Feltham dated March 15, 1996, said drawings being incorporated herein for reference for purposes of establishing the building and other improvements to be constructed on the Leased Premises (hereinafter referred to as the "Drawings".) The entire cost of land, buildings, improvements, labor, equipment and all other items shown on the Drawings shall be born by Lessor. The estimated completion date is October 31, 1996.


                                ARTICLE 2. TERM

         2.01. The term of this lease shall be twenty (20) years commencing on the date a certificate of occupancy is delivered to Lessee.




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                                 ARTICLE 3. RENT

         3.01. Lessee agrees to pay to Lessor without any prior demand therefor and without any deduction or set-off whatsoever, and as a fixed minimum rent, a
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sum equal to all cost of construction in accordance with the Drawings amortized over twenty (20) years at the rate of eight percent (8%) payable in monthly installments ($8.36 per thousand per month). The parties agree that the cost of construction shall be the sum of Four Hundred Eight Thousand Dollars ($408,000.00). Any deletions or additions to the cost of construction shall be approved in advance and in writing by Lessee. The anticipated cost of construction as hereinabove stated shall be adjusted in accordance with approved deletions or additions with a corresponding adjustment of the rent. Except for the first month which shall be prorated, the rent shall be due and payable on the first day of each month in advance. Rent not paid by the tenth (10th) of the month shall be assessed a penalty equal to ten percent (10%) of the monthly rent due. Any installment of rent and penalty not paid within thirty (30) days of its due date shall bear interest at the rate of ten percent (10%) per annum. Rent shall commence on the date a certificate of occupancy is delivered to Lessee and shall continue for a period of twenty (20) years. At the time the payment of rent commences, the parties agree that an Addendum to this lease shall be signed by Lessor and Lessee which states the fixed minimum rent to be paid each month over the term of the Lease, calculated as heretofore stated, using the final cost of construction.

         3.02. At the conclusion of the fifth (5th), tenth (10th) and fifteenth
(15th) years of this lease, the rent shall be adjusted by a percentage equal to fifty percent (50%) of the cumulative total of the CPI for the previous five
(5)-year period as determined by the Consumer Price Index for Urban Wage Earners and Clerical Workers-- U.S. City Average published by the Bureau of Labor Statistics, United States Department of Labor, or if not then published, then by the most similar economic indicator then published, with a maximum increase of ten percent (10%) for any one five (5)-year period and a minimum of five percent (5 %) for any one five (5)-year period.

                        ARTICLE 4. TAXES AND ASSESSMENTS

                                PAYMENT BY LESSEE

         4.01. Lessee shall, as further consideration for this lease, pay and discharge all taxes, general and special assessments and other charges of every description which during the term of this lease may be levied on or assessed against the Leased Premises and all interests therein and all improvements and other property thereon, whether belonging to Lessor or to Lessee, or to which either of them may become liable in relation thereto.

                              HOLD HARMLESS CLAUSE

         4.02. Lessee agrees to and shall protect and hold harmless Lessor and the Leased Premises from liability for any and all such taxes, assessments, and charges, together with any interest, penalties, or other sums thereby imposed. and from any sale or other proceeding to enforce payment thereof.

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                     PRORATION OF FIRST AND LAST YEAR TAXES

         4.03. All such taxes and assessments for the first and last years of this lease shall be prorated between Lessor and Lessee on the basis of the ratio between the time the premises are leased to lessee and the time the premises are not so leased.

                                 TIME OF PAYMENT

         4.04. Lessor agrees to provide Lessee with the tax and assessment bills not less than fifteen (15) days before they are due. Lessee agrees to and shall pay all such foregoing taxes, assessments, and charges prior to the delinquency thereof and give notice of each such payment to Lessor. If Lessor fails to give Lessee the tax bills fifteen (15) days before they are due, Lessor shall be responsible for any delinquency thereon.

                      PAYMENT BY LESSOR ON LESSEE'S DEFAULT

         4.05. If Lessee fails to pay such taxes, assessments, or charges, or fails to give written notice of any payment thereof as herein provided, Lessor may, at its option, pay such taxes, assessments, or charges, together with all penalties and interest which may have been added thereto because of Lessee's delinquency or default, and may likewise redeem the Leased Premises, or any part thereof, or the buildings or improvements situated thereon, from any tax sale or sales. Any such amounts so paid by Lessor shall become immediately due and payable as rent by Lessee to Lessor, together with interest thereon at the rate of ten percent (10%) per annum from the date of payment by Lessor until paid by Lessee. Any such payment by Lessor shall not be deemed to be a waiver of any other rights which Lessor may have under the provisions of this lease or as provided by law.

                     CONTESTING LEVY, ASSESSMENT, OR CHARGE

         4.06. Lessee shall have the privilege, acting in the name of the Lessor, before delinquency occurs, of protesting, contesting, objecting to, or opposing the legality or amount of any such taxes, assessments, or public charges to be paid by Lessee hereunder. If Lessee shall, in good faith, deem the same to be illegal or excessive, and in the event of any such contest, he may to the extent provided by law defer payment of any such tax, assessment, fee, or charge so long as the legality or the amount thereof is so contested in good faith; provided, however, that if any time payment of the whole or any part thereof shall become necessary in order to prevent the termination, by sale or otherwise, of the right of redemption of any property affected thereby, or to prevent eviction of either Lessor or Lessee because of nonpayment thereof, Lessee shall pay the same in order to prevent such termination of the right of redemption or such eviction. Any such contest, whether before or after payment, may be made in the name of Lessor or Lessee, or both, as Lessee may determine, but if such contest is made by Lessee in the name of Lessor, then Lessor shall be notified thereof at least five (5) days prior to the commencement of the

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proceeding and Lessor shall cooperate, reasonably, in such contest. Any such contest shall be at the sole cost and expense of Lessee. Each refund of any tax, assessment, fee, or charge so contested shall be paid to Lessee. Lessor shall not, without the prior approval of Lessee, make or enter into or finally agree to any settlement, compromise, or any disposition of any contest, or discontinue or withdraw any contest, or accept any refund, other adjustment, or credit of or from any such tax or assessment as a result of any contest.

                                 TAXES EXCLUDED

         4.07. Nothing herein contained requires, or shall be construed to require, Lessee (or any of its subtenants) to pay any personal property, gift, estate, inheritance, or other tax assessed against Lessor, his heirs or successors and assigns or any income or other tax assessment charge, or levy on the rent payable by Lessee under this lease.


                              ARTICLE 5. INSURANCE

                               LESSOR'S OBLIGATION

         5.01. Lessor agrees to and shall secure from a good and responsible company or companies doing insurance business in the State of Ohio, and maintain during the entire term of this lease, the following coverage:

                  (a) Fire and extended coverage insurance in an amount not less than one hundred percent (100%) of the value of the Leased Premises and other improvements on the Leased Premises, provided that insurance in that percentage can be obtained, and, if not, than to the highest percentage that can be obtained less than the said one-hundred percent (100%).

                  (b) Lessee shall annually reimburse Lessor the actual cost of the above-described insurance. Said reimbursement shall be due within thirty (30) days of receipt of notice from Lessor of the amount due with supporting documentation. Any reimbursement not paid within thirty
         (30) days of the due date shall bear interest at the rate of ten percent (10%) per annum.

                  (c) Upon sixty (60) days notice to Lessor, and consistent with the cancellation provisions of any policy then in effect, Lessee may elect to directly obtain the above described insurance in compliance with the terms hereof and to pay the premium therefor directly to the carrier. If Lessee elects to obtain fire and extended coverage directly, Lessor agrees to cooperate and execute all applications, policies or other documents that may be required to obtain such insurance.




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                               LESSEE'S OBLIGATION

         5.02. Lessee agrees to secure from a good and responsible company or companies doing insurance business in the State of Ohio and maintain during the term of this lease, the following insurance coverage:

                  (a) Public liability insurance in the minimum amount of Three Million Dollars ($3,000,000.00) for loss from an accident resulting in bodily injury to or death of persons, and One Million Dollars ($1,000,000.00) for loss from an accident resulting in damage to or destruction of property. Lessee shall also insure all the contents of the building at its sole expense.

                               ADDITIONAL INSUREDS

         5.03. Lessor and Lessee agree that the other shall be named as an additional insured on the aforementioned policies of insurance.

                               SUBROGATION WAIVER

         5.04. Lessor and Lessee agree that, in the event of loss due to any of the perils for which they have agreed to provide insurance, each party shall look solely to its insurance for recovery. Lessor and Lessee hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the demised premises, a waiver of any right of subrogation which any insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

                                PROOF OF COVERAGE

         5.05. The original policies may be retained by the insured, but the other party shall have the right to inspect any and all such policies, and the insured, on demand, agrees to furnish the other party proof of payment of the premium or premiums on any such policies.

                         PROTECTION AGAINST CANCELLATION

         5.06. Proof must also be given by each party to the other that each of the policies provided for in this article expressly provides that the policy shall not be cancelled or altered without ten (10) days' prior written notice to the other party.

                                FAILURE TO SECURE

         5.07. If either party at any time during the term hereof should fail to secure or maintain the foregoing insurance, the other party shall be permitted to obtain such insurance in the defaulting party's name or as the agent of the defaulting party and shall be compensated by the defaulting party for the cost of the insurance premiums. The defaulting party shall pay the other interest on paid

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insurance premiums at the rate of ten percent (10%) per annum computed from the date written notice is received that the premiums have been paid.

                          PARTIAL OR TOTAL DESTRUCTION

         5.08 If the building on the leased premises should be partially or totally destroyed by fire, flood, or other casualty, Lessor shall rebuild and/or make repairs so that the building is substantially the same as before such destruction or damage. If the rebuilding or repairs cannot reasonably be completed within one hundred and ninety-five (195) working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, this lease shall terminate at the option of the Lessee and rent shall be abated for the unexpired portion of this lease, effective as of the date of said written notification.


                              ARTICLE 6. UTILITIES

         6.01. Lessee shall during the term hereof pay all charges for all utilities, including but not limited to telephone, gas, electricity, sewage, and water used in or on the Leased Premises and for the removal of rubbish therefrom immediately on becoming due and shall hold Lessor harmless from any liability therefor.


                          ARTICLE 7. WASTE AND NUISANCE

         7.01. Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises, nor shall maintain, commit, or permit the maintenance or commission of any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose.


                       ARTICLE 8. REPAIRS AND MAINTENANCE

                     LESSEE'S DUTIES TO REPAIR AND MAINTAIN

         8.01. Except as otherwise provided herein, Lessee agrees to keep the Leased Premises in good order and repair, reasonable wear and tear excepted. More specifically Lessee agrees:

         (a)      To keep the Leased Premises clean and sanitary,

         (b) To dispose from the Leased Premises all rubbish, garbage, and other waste, in a clean and sanitary manner,

         (c) To repair or replace all broken or damaged doors and windows (both interior and exterior),

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         (d)      To repair and maintain the entire interior of the building,

         (e) To repair, maintain and replace all wash basins, sinks, toilets and all plumbing fixtures,

         (f) To repair and maintain all electrical lighting outlets, light fixtures, ballasts and all other electrical fixtures,

         (g) To repair and maintain all interior walls, floors, ceilings and carpeting.

         (h) To repair and maintain all signs posted on the interior or exterior of the Leased Premises,

         (i) To repair and maintain the heating and cooling equipment serving the Leased Premises.

         (j)      To maintain all grass and landscaping.

         (k) To repair and maintain all other portions of the Leased Premises not specifically enumerated as the Lessor's responsibility under Paragraph 8.02 hereof.

                     LESSOR'S DUTIES TO REPAIR AND MAINTAIN

         8.02. Except as otherwise provided herein, Lessor agrees to repair and maintain the exterior of the Leased Premises in good order and repair, reasonable wear and tear excepted. More specifically Lessor agrees:

         (a)      To keep the roof and exterior walls in a good state of repair.

         (b) To replace the heating and cooling systems, unless replacement is caused by Lessee's failure to perform routine maintenance. Provided, however, that if replacement of the heating and cooling system is required during the first fifteen (15) years of the lease, the cost of replacement shall be shared equally by Lessor and Lessee.

         (c) To repair and maintain the common portion of the driveway from Richland Road to a point in the driveway ending with the easterly boundary of the Leased Premises, provided, however, that Lessee shall provide snow removal for said driveway.




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                ARTICLE 9. ALTERATIONS, IMPROVEMENTS AND FIXTURES

                                    FIXTURES

         9.01. Lessee shall have the right at any time and from time to time during the term and any extended term hereof at his sole cost and expense, to affix and install such property and equipment to, in, or on the Leased Premises as it shall in its sole discretion deem advisable. Any such fixtures, equipment, and other property installed in or affixed to or on the Leased Premises shall remain the property of Lessee, and Lessor agrees that Lessee shall have the right at any time, and from time to time, to remove any and all such fixtures, equipment, and other property provided, however, that Lessee shall repair any damages to the Leased Premises caused by such removal. Provided, further, that any such fixtures, equipment, or property not removed from the premises within thirty (30) days after expiration or sooner termination of the term or extended term hereof shall be deemed to have been abandoned by Lessee and shall thereupon become the absolute property of Lessor without compensation to Lessee.

                                  IMPROVEMENTS

         9.02. Upon written consent of Lessor, which consent shall not unreasonably be withheld, Lessee shall have the right at his own cost and expense from time to time during the initial term or any extended term hereof to construct on the Leased Premises such buildings and other improvements and make such alterations, additions, and changes therein as it deems necessary or convenient for its purposes, and it shall be permitted from time to time during and within thirty (30) days after expiration or sooner termination of the term hereof to remove any such building or other improvements erected or made by it; provided, however, that it shall repair any damages to the Leased Premises caused by such removal and further provided that any such building or improvement which shall not have been removed by Lessee on or within thirty (30) days after expiration or sooner termination of the term or any extended term hereof shall be deemed abandoned by Lessee and shall thereupon become the absolute property of Lessor without compensation to Lessee, and Lessee shall not be required on such abandonment to restore the premises to their present condition. Lessee nevertheless covenants and agrees that any such improvements shall be made in a careful, workmanlike manner and in compliance with all applicable federal, state, and municipal laws and regulations.


                          ARTICLE 10. QUIET POSSESSION

                          COVENANT OF QUIET POSSESSION

         10.01. Lessor shall, on the commencement date of the term of this lease as hereinabove set forth, place Lessee in quiet possession of the Leased Premises and shall secure him in the quiet possession thereof against all persons lawfully claiming the same during the entire lease term and each extension thereof.

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                         COVENANT REGARDING ENCUMBRANCES

         10.02. Lessor warrants that this Lease is superior in priority to any other encumbrances on the Leased Premises save and except any restrictions of record in existence upon the execution hereof and except for any real estate taxes not yet due and payable.

         10.03. Lessor may from time to time execute a mortgage on the Leased Premises and Lessee agrees to subordinate its leasehold interest to such mortgagee provided the mortgagee executes a nondisturbance and attornment agreement in a form acceptable to Lessee.

         10.04. Lessor agrees within thirty (30) days after execution hereof to provide Lessee with a certificate of title opinion showing the status of the title at the commencement of this lease.

         10.05 If at any time, Lessor seeks financing the security for which shall be the Leased Premises, Lessor agrees to give the Lessee the right of first refusal to match any bona fide financing terms offered by another financial institution. Lessee shall have a period of ten (10) days after notice to exercise or waive its right of first refusal.


                           ARTICLE 11. OPTION TO RENEW

         11. 01. Lessee is hereby granted and shall, if not at the time in default under this lease, have an option to renew this lease for two successive periods of five (5) years each, but otherwise on the same terms, covenants, and conditions herein contained.

                                  HOW EXERCISED

         11.02. This option shall be exercised only by Lessee's delivering to Lessor in person or by United States registered or certified mail on or before six (6) months before expiration of the initial or a renewable term written notice of its election to renew or extend the term of this lease as herein provided.

                                RENT UPON RENEWAL

         11.03. The monthly rent during any renewal period shall be negotiated during the ninety (90) days immediately prior to the expiration of the initial term, which shall be subject to arbitration if the parties do not agree.

                             EFFECT OF HOLDING OVER

         11.04. In the event Lessee does not renew this lease as herein provided, and holds over

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beyond the expiration of the term hereof, such holding over shall be deemed a month-to-month tenancy only at the monthly rent then being paid, payable on the last day of each and every month thereafter until the tenancy is terminated in a manner provided by law.

                        ARTICLE 12. SURRENDER OF PREMISES

                                     NOTICE

         12.01. Lessee shall, at least six (6) months prior to expiration of the term or any renewal term hereof, give to Lessor a written notice of its intention to surrender the Leased Premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as a consent of Lessor to any holding over by Lessee.

                               REMOVAL OF PROPERTY

         12.02. Lessee shall, without demand therefor and at his own cost and expense within thirty (30) days after expiration or sooner termination of the term hereof or of any renewal term hereof remove all property belonging to it and all alterations, additions, or improvements, and fixtures which by the terms hereof it is permitted to remove, repair all damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition they were in prior to the installation of the property so removed. Any property not so removed shall be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor.

                                    SURRENDER

         12.03. Lessee agrees to and shall, on expiration or sooner termination of the term hereof or of any extended term hereof, promptly surrender and deliver the Leased Premises to Lessor without demand therefor in good condition, ordinary wear and tear and damage by the elements, fire, or act of God, or by other cause beyond the reasonable control of Lessee excepted.


                            ARTICLE 13. CONDEMNATION

                                 ALL OF PREMISES

         13.01. If during the term of this lease or any extension or renewal thereof, all of the Leased Premises should be taken for any public or quasi-public use under any law, ordinance, or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective as of the date of the taking of said premises by the condemning authority.




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                                     PARTIAL

         13.02. If less than all of the leased premises shall be taken for any public or quasi-public use under any law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall not terminate but Lessor shall forthwith at his sole expense, restore and reconstruct the building and other improvements, situated on the leased premises, provided such restoration and reconstruction shall make the same reasonable tenantable and suitable for the uses for which the premises are leased. The rent payable hereunder during the unexpired portion of this lease shall be adjusted equitably.

                              ALLOCATION OF AWARDS

         13.03. Lessor and Lessee shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this lease shall not affect the rights of the respective parties to such awards.

                        ARTICLE 14. DEFAULTS AND REMEDIES

                                DEFAULT BY LESSEE

         14.01. If Lessee shall allow the rent to be in arrears more than thirty
(30) days after written notice of such delinquency, or shall remain in default under any other condition of this lease for a period of thirty (30) days after written notice from Lessor, or should any other person other than Lessee secure possession of the premises, or any part thereof, by reason of any receivership, bankruptcy, proceedings, or other operation of law in any manner whatsoever, Lessor may at its option, without notice to Lessee, terminate this lease or in the alternative, Lessor may re-enter and take possession of said premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, and relet the premises or any part thereof, for all or any part of the remainder of said term, to a party satisfactory to Lessor, and at such monthly rental as Lessor may with reasonable diligence be able to secure. Should Lessor be unable to relet after reasonable efforts to do so, or should such monthly rental be less than the rental Lessee was obligated to pay under this lease, or any renewal thereof, plus the expense of reletting, then Lessee shall pay the amount of such deficiency to Lessor.

         All rights and remedies of Lessor under this lease shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

                                DEFAULT BY LESSOR

         14.02. If Lessor defaults in the performance of any term, covenant, or condition required to be performed by him under this agreement, Lessee may elect either one of the following:

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                  (a)      After not less than thirty (30) days' notice to
                           Lessor, Lessee may remedy such default by any necessary action, and in connection with such remedy may pay expenses and employ counsel; all reasonable sums expended or obligations incurred by Lessee in connection therewith shall be paid by Lessor to Lessee on demand, and on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct the costs and expenses thereof from rent subsequently becoming due hereunder; or

                  (b) Elect to terminate this agreement on giving at least thirty (30) days' notice to Lessor of such intention, thereby terminating this agreement on the date designated in such notice, unless Lessor shall have cured such default prior to expiration of the thirty
                           (30)-day period.


                        ARTICLE 15. INSPECTION BY LESSOR

         15.01. Lessee shall permit Lessor and his agents to enter into and upon the leased premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building.

             ARTICLE 16. ASSIGNMENT, SUBLEASE AND LESSOR'S COVENANT

         16.01. Lessee shall have the right with the prior written consent of Lessor, which consent will not be unreasonably withheld, to assign this lease, and any interest therein, and to sublet the Leased Premises, or any part thereof, or any right or privilege pertinent thereto, provided each assignee assumes in writing all of Lessee's obligations under this lease, and Lessee shall remain liable for each and every obligation under this lease, and provided further Lessee shall not sublease to any person or entity which is in the same business as any of Lessor's other tenants on Richland Road or Mt. Vernon Avenue in Marion, Ohio.

                              ASSIGNMENT BY LESSOR

         16.02. Lessor is expressly given the right to assign any or all of its interest under the terms of this lease.

         16.03. Lessor or any of its affiliates agrees that during the initial and any renewal terms hereof not to lease any real estate currently owned by it, located on Richland Road or Mt. Vernon Avenue, to any other financial institution of any kind doing business in Marion County, save and except for any tenants of Lessor already under lease at the time of execution of this lease or their successors and assigns.

         16.04. For purposes of this paragraph "affiliate" shall mean Lessor or any of its shareholders, officers, directors or successors in interest thereto.

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                       ARTICLE 17. RIGHT OF FIRST REFUSAL


         17.01. If at any time during the initial term or any renewal term of this lease Lessor shall receive a bona fide offer to purchase the Leased Premises which Lessor desires to accept, Lessee is hereby granted a right of first refusal to purchase the Leased Premises on the same terms and conditions of the bona fide offer. Lessee shall have a period of thirty (30) days after written notice in which to exercise or waive its right of first refusal. Provided, however, the right of first refusal granted to Lessee pertains only to the Leased Premises and not to other contiguous property owned by Lessor, nor to any offer received by Lessor which includes such contiguous property in addition to the Leased Premises.

         17.02. Lessor is currently the owner of contiguous property being Tract "E" and part of Tract "D" in Reidenbaugh Addition to the City of Marion, Ohio. If Lessor receives an offer for the sale of said contiguous property (whether or not including the leased premises) Lessor will obtain an affidavit from said prospective purchaser that restricts the use of said premises as a bank for a period of five years from the date of purchase, except for the current use by City Loan & Savings and The Marion Bank, their successors and assigns.

         If a prospective purchaser refuses to provide such affidavit, then and in that event, Lessor shall give Lessee thirty (30) days notice of such proposed sale and the terms thereof. Lessee shall have the first option to purchase said property within the thirty (30) day period at the same price and on the same terms of any such proposal.

                   ARTICLE 18. LICENSE FOR INGRESS AND EGRESS

         18.01. The parties agree that ingress and egress to the Leased Premises is through and across a driveway owned by Lessor located immediately along the northern boundary of the Leased Premises and over which Lessee is granted a license for unrestricted access to the Leased Premises. Lessor agrees to improve that portion of the driveway serving the Leased Premises to a standard consistent with commercial vehicular traffic to and from the Leased Premises. The driveway shall have curb cuts to the Leased Premises as shown in the Drawings. The driveway is more particularly described in the attached Exhibit B.

         18.02. Lessor agrees to repair and maintain the driveway area serving the Leased Premises to a standard consistent with commercial vehicular traffic to and from the Leased Premises.

         18.03. Lessee agrees to provide snow removal for the driveway from Richland Road to a point in the driveway ending with the easterly boundary of the Leased Premises.

         18.04. If Lessee's right to use the driveway is terminated for any reason, Lessee shall have the option to immediately terminate this lease.

         18.05. Although Lessee's right to use the driveway shall be nonexclusive, Lessor agrees not to grant any right to any third party which unreasonably interferes with Lessee's use of the driveway.

                               ARTICLE 19. SIGNS

         19.01. Lessee shall have the right to erect signs on any portion of the Leased Premises including, but not limited to, the exterior walls of the building, windows, doors and grounds, subject to applicable laws and deed restrictions. Lessee shall remove all signs at the termination of this lease and shall repair any damage and close any holes caused by such removal.

         19.02. Lessor agrees as part of the initial construction cost to erect one (1) sign as shown in the Drawings. Thereafter the lettering shall be deemed the property of Lessee but the sign structure shall remain the property of Lessor.

         19.03. Lessee shall be responsible for the repair and maintenance of all signage.


                             ARTICLE 20. ARBITRATION

         20.01. Lessor and Lessee agree to submit to arbitration any dispute that may arise out of the construction or implementation of the terms of this lease. In the event arbitration is requested by either party, each party shall select one arbitrator and the two arbitrators shall select a third. The arbitrators shall then meet and hear the arguments of the parties and decide the matter by majority vote. The decision of the arbitrators shall be final and binding. Each party shall pay the cost of the arbitrator selected by it and the cost of the third arbitrator shall be paid by the party most adversely affected by the award.



                            ARTICLE 21. MISCELLANEOUS

                              NOTICES AND ADDRESSES

         21.01. All notices provided to be given under this agreement shall be given by certified mail or registered mail, addressed to the property party, at the following address:

                  Lessor:                        Lessee:
                  Stephen L. Jenkins             Gary E. Pendleton, President
                  P.O. Box 513                   111 South Main Street
                  Marion, Ohio 43301-0513        P.O. Box 1818
                                                 Marion, Ohio 43301-1818

                                  PARTIES BOUND


         21.02. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.


                                OHIO LAW TO APPLY


         21.03. This agreement shall be construed under and in accordance with the laws of the State of Ohio, and all obligations of the parties created hereunder are performable in Marion County, Ohio.

                               LEGAL CONSTRUCTION


         21.04. In case any one or more of the provisions contained in this lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                          SOLE AGREEMENT OF THE PARTIES

         21.05. This lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

                                    AMENDMENT


         21.06. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

                         RIGHTS AND REMEDIES CUMULATIVE


         21.07. The rights and remedies provided by this lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.


                                WAIVER OF DEFAULT


         21.08. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.





                                 ATTORNEYS' FEES


         21.09. In the event Lessor or Lessee breaches any of the terms of this agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorneys' fees so incurred by such other party.


                                     EXCUSE

         21.10. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee in unable, wholly or in part, to prevent or overcome.


                               TIME OF THE ESSENCE

         21. 11.  Time is of the essence of this agreement.

                               MEMORANDUM OF LEASE

         21.12. A short form of this Lease, as furnished by LESSOR, shall be executed for recording at the same time this Lease is executed, and shall be the only instrument pertaining to this Lease that shall be publicly recorded.

         IN WITNESS WHEREOF. the undersigned Lessor and Lessee hereto execute this agreement as of the day and year first above written.


Signed and acknowledged                     LESSOR
 in presence of:
                                            HENNEY AND COOPER, INC.
-----------------------------
                                            By
                                              ----------------------------
                                                 Stephen L. Jenkins, President
-----------------------------

                                            LESSEE
                                            THE MARION BANK

-----------------------------
                                            By
                                              -----------------------------
                                                 Gary E. Pendleton, President
-----------------------------



STATE OF OHIO                  )
                               )
COUNTY OF MARION) SS:

         Before me, a Notary Public in and for said county, personally appeared the above-named Stephen L. Jenkins, President of HENNEY AND COOPER, INC., who acknowledged the signing thereof to be his voluntary act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 20th day of June, 1996.


                                          -------------------------------------
                                          Notary Public

STATE OF OHIO   )
                )
COUNTY OF MARION) SS:

         Before me, a Notary Public in and for said county, personally appeared the above-named Gary E. Pendleton, President of THE MARION BANK, who acknowledged the signing thereof to be his voluntary act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 20th day of June, 1996.


                                          ----------------------------------
                                          Notary Public


This instrument was prepared by:
Ted M. McKinniss, Esq.
EMENS, KEGLER, BROWN, HILL & RITTER
250 Executive Drive, Suite B
Marion, Ohio  43302

                                    ADDENDUM

         This Addendum to Lease Agreement dated June 20, 1996 between Henney & Cooper, Inc. ("Lessor"), and The Marion Bank ("Lessee") is made and entered into as of December 5, 1996:

                                   WITNESSETH:

         WHEREAS, Lessor and Lessee entered into a Lease Agreement dated June 20, 1996 whereby Lessor agreed to cause to be constructed on the leased premises a building for use by Lessee as a branch bank; and

         WHEREAS, Section 3.01 of said Lease Agreement sets forth a formula for determination of the lease payments based upon the cost of construction of said building; and

         WHEREAS, Section 3.01 further provides that an Addendum shall be signed by Lessor and Lessee which states the fixed minimum rent to be paid using the
final cost of construction.                 -------

         NOW, THEREFORE, In consideration of the Lease Agreement and the mutual promises of the parties, the parties agree as follows:

         1. The final cost of construction of the building constructed on the leased premises was $386,236.00.

         2.       The date of the commencement of said lease shall be December
                  5, 1996.

         3. The amount of the fixed minimum rent calculated at the rate of $8.36 per thousand per month shall be $3,229.00 per month.

         4. The amount of rent for the month of December 1996 shall be prorated and it is agreed that the rent for the period from December 5,1996 through December 31, 1996 shall be $2,708.00.

         5. Commencing January 1, 1997 through November 30, 2001 the fixed minimum rent shall be $3,229.00 per month.

         6. On December 1, 2001 the fixed minimum rent shall be adjusted in accordance with the provisions of Section 3.02 of the Lease Agreement.

         7. Except as specifically amended hereby, the Lease Agreement dated June 20, 1996 shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have hereunto subscribed their names in duplicate on the day and year first above written.

Signed in the presence of:                HENNEY & COOPER, INC.

                                          BY
---------------------------------           --------------------------------
                                            Stephen L. Jenkins, President
--------------------------------



                                          THE MARION BANK
--------------------------------
                                          BY
---------------------------------           ---------------------------------
                                            Gary E. Pendleton, President

STATE OF OHIO
MARION COUNTY                               ss:

         Before me, a Notary Public in and for said County and State, personally appeared the above-named Stephen L. Jenkins, President of Henney and Cooper, Inc., who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed for the uses and purposes therein set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Marion, Ohio this 7th day of February, 1997.

                                               ---------------------------------
                                                        Notary Public

STATE OF OHIO
MARION COUNTY                               ss:

         Before me, a Notary Public in and for said County and State, personally appeared the above-named Gary Pendleton, President of The Marion Bank Lessee, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed for the uses and purposes therein set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Marion, Ohio this ______ day of February, 1997.

                                               ---------------------------------
                                                        Notary Public

This instrument prepared by         BARTRAM  BARTRAM, Attorneys at Law
                                    146 E. Center Street, P.O. Box 3
                                    Marion, Ohio  43301-0003